Exhibit 24

SPECIAL POWER OF ATTORNEY

I, Roger R. Adams, do hereby make, constitute, and appoint Stephen C. Morton, Ariana V. Held, Vivian V. Caruthers, and each of them as my true and lawful attorneys-in-fact with full right, power, and authority for me, in my name, place, and stead to prepare, execute, acknowledge, and file, or to cause to be prepared, executed, acknowledged, and filed, any and all documents and forms as may be necessary or appropriate to be filed by me or on my behalf with the Securities and Exchange Commission (the “Commission”) as required, or as said attorneys may deem appropriate, in accordance with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules, regulations, and instructions of the Commission promulgated thereunder, including, but not limited to, preparing and executing original and amended copies of Form 3, Form 4, and Form 5, in each case as a consequence of my being or having been an officer, director, or stockholder of Heelys, Inc. (the “Company”).

GIVING AND GRANTING to said attorneys-in-fact full power and authority to do and perform every act necessary or appropriate to be done in the exercise of the foregoing power as fully as I might or could do if personally present and acting, with full power of substitution and resubstitution, hereby ratifying, confirming, and approving all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

The grant of the foregoing power and authority shall not, however, impose on the Company or said attorneys-in-fact any duty or obligation with respect to such filings and I hereby acknowledge that I retain full liability and responsibility for all such filings and for any failure to timely make such filings.

This Special Power of Attorney shall be effective as of March 25, 2010 and shall continue in effect until revoked by me by written notice to said attorneys-in-fact.

IN WITNESS WHEREOF, I hereunto have set my hand this 25th day of March 2010.

/S/ Roger R. Adams
Roger R. Adams